UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2015

Clearfield, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-16106	41-1347235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Winnetka Ave. N., Suite 100, Brooklyn Park, MN	55428
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (763) 476-6866

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 7 are not applicable and therefore omitted.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon recommendation of the Nominating and Governance Committee of the Board of Directors of Clearfield, Inc. (the "Company"), the Board of Directors elected Patrick Goepel as a director effective September 1, 2015 to serve a term ending at the Company's 2016 Annual Meeting of Shareholders. Effective upon his election to the Board, the Board of Directors also appointed Mr. Goepel to the Audit and Compensation Committees based upon the recommendation of the Nominating and Governance Committee. Mr. Goepel is an "independent director" under the Nasdaq Listing Rules and also qualifies as an "audit committee financial expert."

In connection with his election, the Compensation Committee recommended and the Board of Directors of the Company granted an award to Patrick Goepel of restricted stock under the Company's 2007 Stock Compensation Plan on the effective date of his election, with a value of $10,000 as of the date of the grant, with the restrictions on the restricted stock lapsing on the first business day prior to the 2016 Annual Meeting of Shareholders.

The Company also announced the election of Mr. Goepel through the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Clearfield, Inc. on September 1, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearfield, Inc. (Registrant)
September 1, 2015 (Date)	/s/ CHERYL P. BERANEK Cheryl P. Beranek Chief Executive Officer